United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549



                                    FORM 8-K



                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934.


            February 27, 2004                                     0-25753
-----------------------------------------------           ----------------------
Date of Report (Date of earliest event reported)          Commission File Number


                                POWER2SHIP, INC.
             (Exact name of registrant as specified in its charter)


           Nevada                                      87-0449667
---------------------------------        ---------------------------------------
(State or other jurisdiction             (I.R.S. Employer Identification Number)
of incorporation or organization)



                903 Clint Moore Road, Boca Raton, Florida 33487
              ---------------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)



                                 (561) 998-7557
                                 --------------
              (Registrant's telephone number, including area code)



          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM  5.  OTHER  EVENTS  AND  REQUIRED  FD  DISCLOSURE.

                   Initial Phase of Private Funding Completed

Power2Ship, Inc. (PWRI.OB) disclosed that on March 10, 2004, it completed the initial phase of a private financing of secured convertible debentures. The Company received proceeds of approximately $870,000, net of commissions and expenses. The debentures were sold to 15 accredited investors. $190,000 of the proceeds was used to repay short-term promissory notes, approximately $80,000 or six months of interest on the debentures was set aside and the remainder is intended to be used to fund additional marketing activities and for general working capital purposes.


ITEM  6.  CHANGE  IN  FISCAL  YEAR.

                             Fiscal Year End Change

On February 27, 2004, the Company's board of directors authorized a change in the Company's fiscal year from May 31 to June 30. The change is intended to align the Company's quarterly reporting obligations with calendar quarters, resulting in a more traditional reporting pattern and thereby reducing potential confusion in the marketplace. This one-month change does not require the Company to file a transition period report. The Company's next quarterly report on Form 10-QSB for the quarter ending March 31, 2004 will be due May 15, 2004. The annual report on Form 10-KSB for the fiscal year ending June 30, 2004, which will include comparative financial results for the prior fiscal year ended May 31, 2003, will be due September 30, 2004.


ITEM  7.  FINANCIAL  STATEMENTS,  PRO  FORMA  FINANCIAL STATEMENTS AND EXHIBITS.

(a)     Financial  Statements.

        None

(b)     Pro  Forma  Financial  Information.

        None

(c)     Exhibits.

        None

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  March  12,  2004               POWER2SHIP,  INC.



                                       By:     /s/  Richard  Hersh
                                               -------------------------
                                               Richard  Hersh
                                               Chief  Executive  Officer